Exhibit 77(q)(1)(e)(3)

                                   SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                     ING CLARION REAL ESTATE SECURITIES L.P.
                     (formerly Clarion CRA Securities, L.P.)

                                               Annual Sub-Adviser Fee
                                               ----------------------
Series                             (as a percentage of average daily net assets)
------

ING Global Real Estate Fund                            0.50%